                                                                     EXHIBIT 4.4


                              SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of January 6, 2000, is between HORIZON PHARMACEUTICAL CORPORATION (the "Borrower") and LASALLE BANK NATIONAL ASSOCIATION, formerly known as LaSalle National Bank, a national banking association ("Bank").

                                   RECITALS:

         WHEREAS, the Borrower and the Bank have previously entered into that certain Amended and Restated Loan and Security Agreement, dated December 22, 1998, as amended by that certain First Amendment dated as of May 10, 1999 (the "Agreement"); and

         WHEREAS, the Borrower requests, and the Bank is agreeable to increasing the amount of and extending the maturity date of the Revolving Loan and amending the Agreement pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:

1. RECITALS. The Recitals set forth above are hereby incorporated herein and made a part hereof.

2. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

3.       AMENDMENTS TO THE AGREEMENT.

         3.1 Borrowing Base Amount. Upon the Bank's receipt of the Borrower's field audit, in form and substance acceptable to the Bank, the definition of Borrowing Base Amount set forth in Section 1.1 of the Agreement shall be amended and restated in its entirety as follows:

                  " 'Borrowing Base Amount' shall mean:

                           (a) an amount up to 85 % of the net amount (after
                  deduction of such reserves and allowances as the Bank deems proper and necessary) of the Eligible Accounts; plus

                           (b) the lesser of (i) (a) 50% of the Non-Sample
                  Inventory plus (b) the lesser of 30% of Sample Inventory or $200,000, (calculated as the lower of cost or market value computed on a first-in/first-out basis, after deduction of such reserves and allowances as the Bank deems proper and necessary), or (ii) the amount available for advance on Eligible Accounts as set forth in (a) above; plus

                           (c) an amount equal to Six Hundred Fifty Thousand
                  Dollars ($650,000.00) until March 31, 2000 reducing to the amount of Three Hundred Thousand Dollars ($300,000.00) from April 1, 2000 to June 30, 2000."

         3.2 Revolving Loan Commitment. The definition of Revolving Loan Commitment set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                  " 'Revolving Loan Commitment' shall mean Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) until June, 30, 2000, reducing to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) until the Revolving Loan Maturity Date."

         3.3 Revolving Loan Maturity Date. The definition of Revolving Loan Maturity Date set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                  " 'Revolving Loan Maturity Date' shall mean January 31, 2001, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note."

         3.4 Net Worth plus Subordinated Debt. Section 10.1 of the Agreement is hereby amended to delete the reference to the amount of "Two Million Five Hundred Thousand Dollars ($2,500,000.00) and to insert a reference to the amount of "Three Million Three Hundred Thousand Dollars
($3,300,000.00)".

         3.5 Leverage. Section 10.2 of the Agreement is hereby amended and restated as follows:

                  "As of the end of each of its fiscal quarters, the Borrower shall maintain a ratio of Liabilities to Net Worth plus Subordinated Debt of not greater than 2.25 to 1.00."

         3.6 EBITDA. Section 10.3 of the Agreement is amended and restated as follows:


                  "As of the end of its fiscal quarters, the Borrower shall maintain a minimum EBITDA according to the following schedule:

                  Quarter Ended                                Minimum EBITDA
                  -------------                                --------------
                  March 31, 2000                                   $  325,000
                  June 30, 2000                                    $1,300,000
                  September 30, 2000                               $2,700,000
                  December 31, 2000                                $5,100,000

         3.7 Additional Equity. Section 10.5 of the Agreement is hereby deleted.


4. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

         4.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

          4.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

          4.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          4.4 No Default. As of the closing date hereof, no Event of Default under Section 11 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

          4.5 Warranties. As of the closing date hereof, the representations and warranties in Section 7 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:

                           (a) a fully executed Amendment;

                           (b) an executed Revolving Note of the Borrower
                  payable to the Bank in the form of Exhibit A;

                           (c) a modification fee in the amount of Ten Thousand
                  Dollars ($10,000.00); and

                           (d) such other documents that the Bank may require.

6.       GENERAL.

         6.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

         6.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and its successors and assigns.

         6.3 Confirmation of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  HORIZON PHARMACEUTICAL
                                  CORPORATION

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------


                                  LASALLE BANK NATIONAL
                                  ASSOCIATION


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------


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

                                 REVOLVING NOTE

$3,500,000.00 reducing to                                 Date: January 6, 2000
$2,500,000.00                                             Due: January 31, 2001

         HORIZON PHARMACEUTICAL CORPORATION, a Georgia corporation (the "Borrower"), whose address is 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, formerly known as LaSalle National Bank, a national banking association (hereinafter, together with any holder hereof, called "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674, the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) until June 30, 2000 and Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) until January 31, 2001 (the "Maturity Date") or, if less, the aggregate unpaid principal amount of all Revolving Loans (as hereinafter defined) made by the Bank to the Borrower.

         The unpaid principal amount hereof shall bear interest at the rate or rates set forth in that certain Amended and Restated Loan and Security Agreement between the Borrower and the Bank dated December 22, 1998, as amended from time to time (the "Loan Agreement"), and shall be payable from the date hereof on the aggregate unpaid principal amount of all loans made by the Bank to the Borrower as set forth in the Loan Agreement.

         Principal and interest shall be paid to the Bank at its address set forth above or at such other place as the holder of this Note shall designate in writing to the Borrower.

         This Note is executed pursuant to the Loan Agreement, as amended from time to time. The terms and conditions of the Revolving loan (as defined in the Loan Agreement), which is evidenced by this Note, are set forth in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

         The Borrower, without notice or demand of any kind except as provided for in the Loan Agreement, shall be in default hereunder upon the occurrence of any Event of Default set forth in the Loan Agreement, and without demand or notice of any kind, the entire unpaid amount of all Obligations (as defined in the Loan Agreement) shall become immediately due and payable, and the Bank may take any action or avail itself of any remedy set forth in the Loan Agreement.

         Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

         This Note is made under and governed by the internal laws of the State of Illinois.

         This Revolving Note is issued in substitution for, but not in repayment of that certain $2,500,000 Revolving Note of the Borrower payable to the Bank, dated as of May 10, 1999, and is not and shall not be deemed to constitute a novation therefor.

         IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.

                                  HORIZON PHARMACEUTICAL
                                  CORPORATION


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                           BORROWING BASE CERTIFICATE

                                                            Date: _____________

Reference is made to the Amended and Restated Loan and Security Agreement dated as of December 22, 1998, as amended (the "Loan Agreement") between Horizon Pharmaceutical Corporation (the "Borrower") and LaSalle Bank National Association, formerly known as LaSalle National Bank (the "Bank"). All terms used in this Certificate are used with the meaning ascribed to such terms in the Loan Agreement.


Accounts Receivable

1.             Total Accounts Receivable at _______, ___                         $
                                                                                    ----------------
2.             Less: Ineligibles                                                ($                  )
                                                                                    ----------------
3.             Total Eligible Receivables                                        $
                                                                                    ----------------
4.             % of Advance                                                                      85%

5.             Accounts Receivable Borrowing Base                                $
                                                                                    ----------------
Inventory
6.             Total Sample Inventory at ______, ___                             $
                                                                                    ----------------
7.             Less: Ineligibles and Reserves                                   ($                  )
                                                                                    ----------------
8.             Eligible Sample Inventory                                         $
                                                                                    ----------------
9.             % of Advance                                                                      30%

10.            Initial Advance on Sample Inventory                               $
                                                                                    ----------------
11.            Maximum Sample Inventory Advance                                  $           200,000

12.            Sample Inventory Borrowing Base (lesser of 10 or 11)              $
                                                                                    ----------------
13.            Non-Sample Inventory Value                                        $
                                                                                    ----------------
14.            Less: Ineligibles and Reserves                                   ($                  )
                                                                                    ----------------
15.            Eligible Non-Sample Inventory                                     $
                                                                                    ----------------
16.            % of Advance                                                                      50%

17.            Initial Advance on Non-Sample Inventory                           $
                                                                                    ----------------
18.            Initial Inventory Borrowing Base (12+17)                          $
                                                                                    ----------------
19.            Inventory Cap (amount shown on line 5)                            $
                                                                                    ----------------
20.            Inventory Borrowing Base (lesser of 18 or 19)                     $
                                                                                    ----------------
21.            Total Borrowing Base Amount (5+20)                                $
                                                                                    ----------------
22.            Revolving Line of Credit Outstanding                              $
                                                                                    ----------------
23.            Revolving Loan Collateral Excess
               (Shortfall) (21-22)                                               $
                                                                                    ----------------
Overadvance
24.            Amount available through March 31, 2000                           $           650,000

25.            Amount available from April 1, 2000 through June 30, 2000         $           300,000

         The undersigned hereby certifies that the above information and computations are true and accurate and hereby represents and warrants that as of the date hereof, (i) no event of default has occurred and is continuing,
(ii) the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects as of the date hereof and (iii) the Borrower is in compliance with covenants set forth in the Loan Agreement.


                                  HORIZON PHARMACEUTICAL CORPORATION


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------